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                                                                   EXHIBIT 10.19

                            ARTICLES OF ASSOCIATION
                               FOR JOINT VENTURES
                      USING CHINESE AND FOREIGN INVESTMENT



                                SHANGHAI, CHINA
                                 18 MARCH, 1994
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                   ARTICLES OF ASSOCIATION FOR JOINT VENTURES
                      USING CHINESE AND FOREIGN INVESTMENT


                         CHAPTER I GENERAL PROVISIONS

ARTICLE 1

          In accordance with "The Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment" and the contract, in which two parties agree on setting up Shanghai Southwest Bearing joint venture company Ltd. (hereinafter referred to as the joint venture company), signed by Shanghai Hong Xing Bearing Factory (hereinafter referred to as Party A and Smith Acquisition Company dba. Southwest Products Company of U.S.A. (hereinafter referred to as Party B) in Shanghai, China, the articles of association hereby is formulated.

ARTICLE 2

          The name of the joint venture company is Shanghai Southwest Bearing Company Ltd.

          The name in Chinese language is ______________.

                                     . 1 .
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The legal address of the joint venture company is at 937, Zhong Shan Nan Yi
Road, Shanghai China.

ARTICLE 3

          The names and legal addresses of the parties to the joint venture are as follows:

          Party A: Shanghai Hong Xing Bearing Factory at 937, Zhong Shan Nan Yi Road, Shanghai, China

          Party B: Smith Acquisition Company dba. Southwest Products Co. of U.S.A. at 2240, Buena Vista, Irwindale, CA 91706, America

ARTICLE 4

          The joint venture company is a limited liability company.

ARTICLE 5

          The joint venture company has the status of a legal person and is subject to the jurisdiction and protection of China's laws concerned. All its activities shall be governed by Chinese laws, decrees and other pertinent rules and regulations.

                                     . 2 .
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                   CHAPTER II  PURPOSE AND SCOPE OF BUSINESS

ARTICLE 6

          The purpose of the joint venture is to produce and sell spherical bearing products as stipulated in the Contract for Joint Venture, to develop new liner material and bonding technology, and to reach world class level for obtaining satisfactory economic benefits for the parties to the joint venture company.

ARTICLE 7

          The business scope of the joint venture company is to design, manufacture and sell spherical bearing products and related modified products, machines; provide after sale-services.

ARTICLE 8
          The scale of production of the joint venture company is as follows:

          First year:    100,000 units
          Second year:   500,000 units
          Third year:    600,000 units

                                     . 3 .
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ARTICLE 9

          The joint venture company may sell its products on the Chinese domestic market and on the international market, its selling proportion based on annual total output is as following:

          First year:   100%
          Second Year:  90% for export;
                        10% for the domestic market
          Third Year:   more than 90% for export; remaining for the domestic
                        market.


       CHAPTER III THE TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

ARTICLE 10

          The total amount of investment of the joint venture company is $4,600,000. Its registered capital is $7,200,000.

                                     . 4 .
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ARTICLE 11

          The investment contributed by each party is as follows:

          PARTY A: Investment subscribed is $2,600,000, accounting for 72.22% of the registered capital, among which,
                    Technology:  $900,000 (was imported for producing steel to steel and self-lubricating spherical bearings)
                    Machines and Instruments:  $1,100,000
                    Premises:  $600,000

          PARTY B: Investment subscribed is $1,000,000, accounting for 27.78% of the registered capital, among which,
                    Cash:  $800,000
                    Technology:  $200,000 (for manufacturing and bonding self-
                                 lubricating liner)

ARTICLE 12

          The parties to the joint venture shall pay in all the investment subscribed according to the time limit stipulated in the contract.

                                     . 5 .
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ARTICLE 13

          After the investment is paid by the parties to the joint venture, an accountant who had been registered in China, agreed upon by both parties invited by the joint venture company shall verify it and provide a certificate of verification. According to this certificate, the joint venture shall issue an investment certificate which includes the following items: name of the joint venture; date of the establishment of the joint venture; names of the parties and the investment contributed; date of the contribution of the investment; and the date of issuance of the investment certificate.

ARTICLE 14

          Within the term of the joint venture, the joint venture company shall not reduce its registered capital.

ARTICLE 15

          Should one party assign all or part of its investment subscribed, written consent shall be obtained from the other party of the joint venture. When one party assigns investment, the other party has preemptive right. Such

                                     . 6 .
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assignment shall not be in violation of United States or Chinese law.

ARTICLE 16

          Any increase or assignment of the registered capital of the joint venture company shall be unanimously approved by the board of directors and submitted to the original examination and approval authority for approval. The registration procedures for changes shall be dealt with at the original registration and administration office.


                       CHAPTER IV THE BOARD OF DIRECTORS

ARTICLE 17

          The joint venture shall establish the board of directors which is the highest authority of the joint venture company.

ARTICLE 18
          The board of directors shall decide all major issues concerning the joint venture company. Its functions and powers are as follows:

                                     . 7 .
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          _____  deciding and approving the important reports submitted by the general manager (for instance: production plan, annual business report, funds, loans, etc.,);

          _____ approving annual financial reports, budget of receipts and expenditures, distribution plan of annual profits;

          _____  adopting major rules and regulations of the company;

          _____  deciding to set up branches;

          _____  amending the parties of association of the company;

          _____ discussing and deciding the termination of production, termination of the company or merging with another economic organization;

          _____ deciding the engagement of high-rank officials such as the general manager, chief engineer, treasurer, auditor, etc.;

          _____ being in charge of expiration of the company and the liquidation matters upon the expiration of the joint venture company;

          _____ other major issues which shall be decided by the board of directors.

                                     . 8 .
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ARTICLE 19

          The board of directors shall consist of six directors, of which four directors shall be appointed by Party A, two by Party B. The term of office for the directors is four years and may be renewed.

ARTICLE 20

          Chairman of the board shall be appointed by Party A and vice chairman of the board by Party B.

ARTICLE 21

          When appointing and replacing directors, a written notice shall be submitted to the board.

ARTICLE 22

          The board of directors shall convene one meeting every year. The chairman may convene an interim meeting based on a proposal made by more than one-third of the total number of directors.

ARTICLE 23

          The board meeting will be held in principle on the

                                     . 9 .
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location of the company.

ARTICLE 24

          The board meeting will be called and presided over by the chairman. Should the chairman be absent, the vice chairman shall call and preside over the board meeting.

ARTICLE 25

          The chairman shall give each director a written notice 30 days before the date of the board meeting. The notice shall cover the agenda, time and place of the meeting.

ARTICLE 26

          Should a director be unable to attend the board meeting, he may present a proxy in written form to the board. In case the director neither attends nor entrusts other to attend the meeting, he will be regarded as abstention.

ARTICLE 27

          The board meeting requires a quorum of at least two-thirds of the total number of directors. When the quorum is less than two-thirds, the decisions adopted by

                                    . 10 .
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the board meeting are invalid; Each board decision must be approved by at least one board member appointed by Party B.

ARTICLE 28

          Detailed written records shall be made for each board meeting and signed by all the attending directors or by the attending proxy. The record shall be made in Chinese and English, and shall be filed with the company.

ARTICLE 29

          The following issues shall be unanimously agreed upon by the board of directors:

          _____ amending the articles of association of the joint venture company;

          _____ increasing and assignment the registered capital of the joint venture company;

          _____ deciding annual plan of production and selling, financial budget and final account;

          _____ deciding distribution plan of annual profits, use and distribution proportion of reserve funds, expansion funds of the joint venture company, welfare funds and

                                    . 11 .
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bonuses for staff and workers.

          _____ appointing and removing of the general manager and deputy general managers;

          _____  merging with other economic organization;

          _____  terminating and disbanding the joint venture company;

          _____  liquidation organization and plan of the joint venture company,

ARTICLE 30

          The other important issues shall be passed by more than half of the total number of directors, but must be approved by at least one director appointed by Party B.


                  CHAPTER V BUSINESS MANAGEMENT ORGANIZATION

ARTICLE 31

          The joint venture company shall establish a management organization. It consists of production, technology, marketing, finance and administration offices, etc.

ARTICLE 32

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          The joint venture company shall have one general manager and two deputy general managers who are engaged by the board of directors. The first general manager shall be recommended by Party B; After the first term, recommendation will be decided upon negotiation of the board of directors. Deputy general managers shall be recommended by Party A, and approved by the general manager.

ARTICLE 33

          The general manager is directly responsible to the board of directors. He shall carry out the decisions of the board of directors, organize and conduct the daily production, technology and operation and management of the joint venture company. The deputy general managers shall assist the general manager in his work and act as the agent of the general manager during his absence and exercise the functions of the general manager.

ARTICLE 34

          Decision on the major issues concerning the daily work of the joint venture company shall be signed jointly by the general manager and deputy general managers, then the

                                    . 13 .
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decisions shall come into effect. Issues which need co-signatures shall be specifically stipulated by the board of directors.

ARTICLE 35

          The term of office for the general manager and deputy general managers shall be four years. After the initial term, the general manager and the deputy general managers should continue to be nominated by the same parties as originally stipulated, and be approved by the board of directors.

ARTICLE 36

          At the invitation of the board of directors, the chairman, vice-chairman or directors of the board may concurrently be the general manager, deputy general managers or other high-ranking personnel of the joint venture company.

ARTICLE 37

          The general manager or deputy general managers shall not hold posts concurrently as general manager or deputy

                                    . 14 .
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general managers of other economic organizations in commercial competition with their own joint venture company.

ARTICLE 38

          The joint venture company shall have one chief engineer, one treasurer and one auditor engaged by the board of directors and approved by the general manager.

ARTICLE 39

          The general engineer, treasurer and auditor shall be under the leadership of the general manager.

          The treasurer shall exercise leadership in financial and accounting affairs, organize the joint venture company to carry out overall business accounting and implement the economic responsibility system.

          The auditor shall be in charge of the auditing work of the joint venture company, examine and check the financial receipts and expenditure and the accounts, and submit written reports to the general manager and the board of directors.

                                    . 15 .
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ARTICLE 40

          The general manager, deputy general manager, chief engineer, treasurer, auditor and the other high-ranking personnel who wish to quit the job with the joint venture shall submit their written resignation to the board of directors in advance.

          In case any one of the above-mentioned persons conduct graft or serious dereliction of duty, they may be dismissed at any time upon the decision of the board. Those who violate the criminal law shall be under criminal sanction.


                       CHAPTER IV FINANCE AND ACCOUNTING

ARTICLE 41

          The finance and accounting of the joint venture company shall be handled in accordance with the "Stipulations of the Finance and Accounting System of the Joint Ventures Using Chinese and Foreign Investment formulated by the Ministry of Finance of the People's Republic of China.

                                    . 16 .
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ARTICLE 42

          The fiscal year of the joint venture company shall coincide with the calendar year, i.e. from January 1 to December 31 on the Gregorian calendar.

ARTICLE 43

          All vouchers, account books, statistic statements and reports of the joint venture company shall be written in Chinese and English.

ARTICLE 44

          The joint venture company adopts RMB as its accounts keeping unit. The conversion of RMB into other currency shall be in accordance with the exchange rate of the converting day published by the State Administration of Exchange Control of the People's Republic of China.

ARTICLE 45

          The joint venture company shall open accounts in RMB and foreign currency with the Bank of China or other banks agreed by the Bank of China.

                                    . 17 .
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ARTICLE 46

          The accounting of the joint venture company shall adopt the internationally used accrual basis and debit and credit accounting system in their work.

ARTICLE 47

          The following items shall be covered in the financial accounts books:

          1. The amount of overall cash receipts and expense of the joint venture company;

          2.   All material purchasing and selling of the joint venture company;

          3. The registered capital and debts situation of the joint venture company;

          4. The time of payment, increase and assignment of the registered capital of the joint venture company.

          5. Other financial information deemed necessary by the general manager to assist him in performing his duties.

ARTICLE 48

          The joint venture company shall work out the statement

                                    . 18 .
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of assets and liabilities and losses and gains accounts of the past year in the first three months of each fiscal year, and submit to the board meeting for approval after being examined and signed by the auditor.


ARTICLE 49

          Parties to the joint venture have the right to invite an auditor to undertake annual financial check and examination at their own expense. The joint venture company shall provide convenience for checking and examination.

ARTICLE 50

          The depreciation period for the fixed assets of the joint venture company shall be decided by the board of directors in accordance with the Rules for the Implementation of the Income Tax Law of the People's Republic of China Concerning Joint Venture with Chinese and Foreign Investment.

ARTICLE 51

          All matters concerning foreign exchange shall be handled in accordance with the "Provisional Regulations for

                                    . 19 .
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Exchange Control of the People's Republic Of China", and other pertaining regulations as well as the stipulations of the joint venture contract.


                          CHAPTER VI PROFITS SHARING

ARTICLE 52

          The joint venture company with unanimous approval of the board of directors will draw reserve funds, expansion funds and bonuses and welfare funds for staff and workers after payment of taxes. The proportion of allocation is decided by the board of directors.

ARTICLE 53

          After paying the taxes in accordance with law and drawing the various funds, the remaining profits will be distributed according to the proportion of each party's investment in the registered capital. At the beginning period of the joint venture company, profits will be distributed by RMB currency.

ARTICLE 54

                                    . 20 .
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          The joint venture company shall distribute its profits each year.  The profit distribution plan and the amount of profit distributed to each party shall be published within the first three months following each fiscal year.

ARTICLE 55

          The joint venture company shall not distribute profits unless the losses of previous fiscal year have been made up. Remaining profit from previous year can be distributed together with that of the current year.


                        CHAPTER VIII STAFF AND WORKERS

ARTICLE 56

          The employment, recruitment, dismissal and resignation of the staff and workers of the joint venture company and their salary, welfare benefits, labour insurance, labour protection, labour discipline and other matters shall be handled according to the "Regulations of the People's Republic of China on Labour Management in Joint Ventures Using Chinese and Foreign Investment" and its implementation rules.

                                    . 21 .
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ARTICLE 57

          The required staff and workers to be recruited by the joint venture company will be recommended by the local labour department or the joint venture will do so through public selection examinations and employ those who are qualified with the consent of the labour department.

ARTICLE 58

          The joint venture company has the right to take disciplinary actions, record a demerit and reduce salary against those staff members and workers who violate the rules and regulations of the joint venture company and labour discipline. Those with serious cases may be dismissed. Discharging of workers shall be filed with the labour and personnel department in the locality.

ARTICLE 59

          The salary treatment of the staff and workers shall be set by the board of directors according to the specific situation of the joint venture, with reference to pertaining stipulations of China, and shall be specified in detail in

                                    . 22 .
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the labour contract.

          The salary of the staff and workers shall be increased correspondingly with the development of production and the raising of the ability and technology of the staff and workers.

ARTICLE 60

          Matters concerning the welfare funds, bonuses, labour protection and labour insurance, etc. shall be stipulated in various rules by the joint venture company to ensure that the staff and workers go in for production and work under normal conditions.


                      CHAPTER IX TRADE UNION ORGANIZATION

ARTICLE 61

          The staff and workers of the joint venture company have the right to establish trade union organization and carry out activities in accordance with the stipulations of the Trade Union Law of the People's Republic of China".

ARTICLE 62

                                    . 23 .
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          The trade union in the joint venture company representative of the interests of the staff and workers. The tasks of the trade union are: to protect the democratic rights and material interests of the staff and workers pursuant to the law; to assist the joint venture company to arrange and make rational use of welfare funds and bonuses; to organize professional, scientific and technical studies, carry out literary, art and sports activities; and educate staff and workers to observe labour discipline and strive to fulfil the economic tasks of the joint venture company.

ARTICLE 63

          The trade union of the joint venture company shall sign labour contracts with the joint venture company on behalf of the staff and workers, and supervise the implementation of the contracts.

ARTICLE 64

          Persons in charge of the trade union of the joint venture company have the right to attend as nonvoting members and to report the opinions and demands of staff and workers to meetings of the board of directors held to

                                    . 24 .
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discuss issues such as development plans, production and operational activities of the joint venture.

ARTICLE 65

          The trade union shall take part in the mediation of disputes arising between the staff and workers and the joint venture company.

ARTICLE 66

          The joint venture company shall allot an amount of money totalling 2% of all the salaries of the staff and workers of the joint venture company as trade union's funds, which shall be used by the trade union in accordance with the "Managerial Rules for the Trade Union Funds" formulated by the All China Federation of Trade Unions.


                CHAPTER X DURATION, TERMINATION AND LIQUIDATION

ARTICLE 67
          The duration of the joint venture company shall be 25 years, beginning from the day when business license is issued.

                                    . 25 .
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ARTICLE 68

          An application for the extension of duration shall, proposed by both parties and approved at the board meeting, be submitted to the original examination and approval authority six months prior to the expiry date of the joint venture. Only upon its approval may the duration be extended, and the joint venture company shall go through registration formalities for the alteration at the original registration office.

ARTICLE 69

          The joint venture may be terminated before its expiration in case the parties to the joint venture agree unanimously that the termination of the joint venture is for the best interests of the parties.

          To terminate the joint venture before the term expires shall be decided by the board of directors through a plenary meeting, and it shall be submitted to the original examination and approval authority for approval.

ARTICLE 70

                                    . 26 .
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[MISSING PAGE 27]

                                    . 27 .
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priority from the existing assets of the joint venture company.

ARTICLE 74

          The remaining property after the clearance of debts of the joint venture company shall be distributed between the parties to the joint venture according to the proportion of each party's investment in the registered capital.

ARTICLE 75

          On completion of the liquidation, the joint venture company shall submit a liquidation report to the original examination and approval authority, go through the formalities for nullifying its registration in the original registration office and hand in its business license, and at the same time, make an announcement to the public.

ARTICLE 76

          After winding up of the joint venture company, its account books shall be left in the care of the Chinese participant.

                                    . 28 .
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ARTICLE 77

          Following are the rules and regulations formulated by the board of directors of the joint venture company.

          1. Management regulations, including the powers and functions of the managerial branches and its working rules and procedures;

          2.  Rules for the staff and workers;

          3.  Rules to keep secret;

          4.  System of labour and salary;

          5. System of work attendance record, promotion and awards and penalty for staff members and worker's;

          6.  Detailed rules of staff and worker's welfare;

          7.  Financial system;

          8. Liquidation procedures upon the dissolution of the joint venture company;

          9.  Other necessary rules and regulations;

                                    . 29 .
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                      CHAPTER XII SUPPLEMENTARY ARTICLES

ARTICLE 78

          The amendments to the Articles of Association shall be unanimously agreed on and decided by the board of directors and submitted to the original examination and approval authority for approval.

ARTICLE 79

          The Articles of Association is written in Chinese language and English language. Both languages shall be equally authentic. In the event of any discrepancy between the two above mentioned versions, the Chinese version shall prevail.

ARTICLE 80

          The Articles of Association shall come into effect upon the approval by the Shanghai Foreign Investment Commission. The same applies in the event of amendments.

ARTICLE 81

                                    . 30 .
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          The Articles of Association is signed in Shanghai of China by the authorized representatives of both parties on March 21, 1994.

                For Party A                     For Party B
                (Signature)                     (Signature)

           [Signature appears here]        [Signature appears here]

                                    . 31 .